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                                                                     Exhibit 4.2

         THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

         THE SECURITIES THAT MAY BE PURCHASED HEREUNDER ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 26, 2002, AMONG DIGITALNET HOLDINGS, INC. AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                            DIGITALNET HOLDINGS, INC.

                          COMMON STOCK PURCHASE WARRANT

Date of Issuance:                                          Certificate No.

         THIS IS TO CERTIFY that BANC OF AMERICA MEZZANINE CAPITAL LLC, a Delaware limited liability company, and its transferees, successors and assigns (the "Holder"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from DIGITALNET HOLDINGS, INC., a Delaware corporation (the "COMPANY"), at the price of $0.01 per share (the "EXERCISE PRICE"), at any time after the date hereof (the "COMMENCEMENT DATE") and expiring on November 26, 2012 (the "EXPIRATION DATE"), 758,952 shares of the fully paid and nonassessable Common Stock, par value $0.001 per share ("COMMON STOCK"), of the Company (as such number may be adjusted as provided herein). The 758,952 shares of Common Stock which may be purchased pursuant to this Warrant are referred to herein as the "AGGREGATE NUMBER", which represents the number of shares that as of the date hereof would constitute 1.29% of all issued and outstanding shares of Common Stock of the Company on a Fully Diluted basis, which for these purposes assumes (a) the full exercise of this Warrant and all other outstanding warrants or other Convertible Securities and (b) the full exercise of options granted or to be granted under the Stock Option

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Plan representing the right to purchase 987,328 shares of the Common Stock of the Company on a Fully Diluted basis as of the date hereof

         Capitalized terms used herein shall have the meanings ascribed to such terms in Section 11 hereof unless otherwise defined herein.

SECTION 1. THE WARRANT; TRANSFER AND EXCHANGE.

         (a) THE WARRANT. This Common Stock Purchase Warrant (the "WARRANT") is issued under and pursuant to the Bridge Loan Agreement. This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein; shall survive any termination of the Bridge Loan Agreement; and, as more fully set forth in Sections 1(b) and 8 hereof, may, subject to the terms and conditions of the Stockholders Agreement and this Warrant, be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein or therein at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Bridge Loan Agreement.

         (b) TRANSFER AND EXCHANGES. The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and subject to Section 8 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event the Warrant is only partially transferred) and the surrendered warrant shall be canceled. Each such transferee shall succeed to all of the rights of the Holder under the Bridge Loan Agreement to the extent and in proportion to the Bridge Notes held by such transferee. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 2. EXERCISE.

         (a) RIGHT TO EXERCISE. At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company's Principal Office, together with the Election to Purchase, in the form attached hereto AS EXHIBIT A and made a part hereof (the "ELECTION TO PURCHASE"), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Election to Purchase. The aggregate Exercise Price (the "AGGREGATE EXERCISE PRICE") to be paid for the shares to be purchased (the "EXERCISE AMOUNT") shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

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         (b) PAYMENT OF THE AGGREGATE EXERCISE PRICE. Payment of the Aggregate
Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c), or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to
Section 2(c), the direction by the Holder to make a "Cashless Exercise" shall serve as accompanying payment for that portion of the Exercise Price.

         (c) CASHLESS EXERCISE. The Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a "Cashless Exercise", in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Election to Purchase by an amount equal to (i) the Aggregate Exercise Price to be so paid divided by (ii) the Fair Market Value Per Share.

         (d) ISSUANCE OF SHARES OF COMMON STOCK. Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by the Election to Purchase and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Within 3 Business Days after such surrender of this Warrant, delivery of the Election to Purchase and payment of the Aggregate Exercise Price as aforesaid, the Company shall issue and cause to be delivered to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 2(c) for a Cashless Exercise.

         (e) FRACTIONAL SHARES. The Company may, but shall not be required to, deliver fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, within 3 Business Days of the proper exercise and in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share determined as of the Business Day immediately preceding the date of exercise of this Warrant.

         (f) PARTIAL EXERCISE. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof which has not expired.

SECTION 3. PAYMENT OF TAXES. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities in a name other than that of the Holder in respect of which such shares or securities are issued.

SECTION 4. REPLACEMENT WARRANT. In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen

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or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company, provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory.

SECTION 5. RESERVATION OF COMMON STOCK AND OTHER COVENANTS.

         (a) RESERVATION OF AUTHORIZED COMMON STOCK. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock, or other stock or securities deliverable pursuant to
Section 6 hereof, as shall be sufficient to enable the Company at any time to fulfill all of its obligations under this Warrant.

         (b) AFFIRMATIVE ACTIONS TO PERMIT EXERCISE AND REALIZATION OF BENEFITS. If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 6 hereof, require registration with or approval of any governmental authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

         (c) REGULATORY REQUIREMENTS AND RESTRICTIONS. In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "REGULATORY REQUIREMENT"), the Holder is effectively restricted or prohibited from holding this Warrant or the Warrant Shares (including any shares of capital stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under this Warrant, the Company shall, and shall use its reasonable best efforts to have its stockholders, take such action as the Holder and the Company shall jointly agree in good faith to be reasonably necessary to permit the Holder to comply with such Regulatory Requirement. The reasonable costs of taking such action, whether by the Company, the Holder or otherwise, shall be borne by the Company.

         (d) VALIDLY ISSUED SHARES. The Company covenants that all shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price (including those issued pursuant to Section 6 hereof), shall upon delivery by the Company be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever (other than security interests, encumbrances and claims to which the Holder is subject prior to the issuance of the Warrant and other transfer restrictions described herein).


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SECTION 6. ADJUSTMENTS TO AGGREGATE NUMBER.

         Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 6. No adjustments shall be made under this Section 6 as a result of (a) the issuance by the Company of the (i) Warrant Shares upon exercise of this Warrant and the Escrow Warrant and (ii) the Common Stock upon conversion of the Preferred Stock, (b) the issuance of shares of Common Stock (or options related thereto) upon the exercise of options granted or to be granted under a Stock Option Plan (subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to the Common Stock), (c) the issuance of shares of Common Stock pursuant to a bona fide underwritten public offering registered under the Securities Act, (d) the issuance of shares of Common Stock as consideration in connection with the acquisition of all or a controlling interest in another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the Board of Directors, (e) and the issuance of shares of Common Stock to lenders and other financial sources (other than the Sponsor and its Affiliates) in connection with any borrowings, credit arrangements, equipment financings or similar transactions that are approved by the Board of Directors, but only if upon consummation of such transaction all Bridge Loan Obligations and, if applicable, Rollover Notes will be or have been paid in full in cash (the "EXEMPT ISSUANCES").

         (a) ADJUSTMENTS. The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 6, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

                  (i) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case at any time or from time to time the Company shall:

                           (A) issue to the holders of its Common Stock a
dividend payable in, or other distribution of, Common Stock (a "STOCK
DIVIDEND"),

                           (B) subdivide its outstanding shares of Common Stock
into a larger number of shares of Common Stock, including without limitation by means of a stock split (a "STOCK SUBDIVISION"), or

                           (C) combine its outstanding shares of Common Stock
into a smaller number of shares of Common Stock (a "STOCK COMBINATION"),

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination. In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.


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                  (ii) OTHER DISTRIBUTIONS. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (collectively, a "Distribution") of:

                           (A) cash,

                           (B) any evidences of its indebtedness (other than
                  Convertible Securities), any shares of its Capital Stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash) or

                           (C) any options, warrants or other rights to
                  subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever, then the Holder shall be entitled to elect by written notice to the Company to receive (1) immediately and without further payment the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution as if the Holder had exercised this Warrant immediately prior to such Distribution or (2) upon the exercise of this Warrant at any time on or after the taking of such record in accordance with the terms hereof, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Holder (x) had exercised this Warrant immediately prior to such Distribution and (y) had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock.

         A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a)(i) hereof.

                  (iii) ISSUANCE OF COMMON STOCK. If at any time or from time to time the Company shall (except as hereinafter provided in this Section 6(a)(iii)) issue or sell any additional shares of Common Stock for a consideration per share less than the Trigger Price Per Share, then, effective on the date specified below, the Aggregate Number shall be adjusted by multiplying (A) the Aggregate Number immediately prior thereto by (B) a fraction, the


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numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or Convertible Securities (whether or not then exercisable), and the number of such additional shares of Common Stock so issued and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or Convertible Securities (whether or not then exercisable), and the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the Trigger Price Per Share. The date as of which the Trigger Price Per Share shall be computed shall be the earlier of the date on which the Company shall enter into a firm contract or commitment for the issuance of such additional shares of Common Stock or the date of actual issuance of such additional shares of Common Stock.

                  The provisions of this Section 6(a)(iii) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is otherwise provided under Section 6(a)(i) hereof. No adjustment of the Aggregate Number shall be made under this Section 6(a)(iii) upon the issuance of any additional shares of Common Stock which are issued pursuant to (1) the exercise of this Warrant in whole or in part or pursuant to any other Exempt Issuances,
(2) the exercise of other subscription or purchase rights or (3) the exercise of any conversion or exchange rights in any Convertible Securities, provided that for purposes of clauses (2) or (3) an adjustment shall previously have been made upon the issuance of such other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 6(a)(iv) hereof

                  (iv) CONVERTIBLE SECURITIES. If at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving corporation and in which the Stockholders of the Company immediately prior to the merger continue to own more than 50% of the Outstanding Common Stock immediately after the merger and for a period of 180 days thereafter, or otherwise) issue or sell Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities), whether or not the rights to subscribe, exchange or convert thereunder are immediately exercisable, and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities) shall be less than the Trigger Price Per Share, then the Aggregate Number shall be adjusted as provided in Section 6(a)(iii) hereof on the basis that (A) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities or pursuant to all such warrants, options or other rights shall be deemed to have been issued as of the date of the determination of the Trigger Price Per Share as herein provided and (B) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible


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Securities). For purposes of this Section 6(a)(iv), the effective date of such adjustment and the date as of which the Trigger Price Per Share shall be computed shall be the earliest of (1) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities), (2) the date on which the Company shall enter into a firm contract or commitment for the issuance of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities) and (3) the date of actual issuance of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities).

                  (v) SUBSEQUENT ADJUSTMENTS. If at any time after any adjustment of the Aggregate Number shall have been made pursuant to Section 6(a)(iv) hereof on the basis of the issuance of warrants, options or other rights or the issuance of Convertible Securities, or after any new adjustments of the Aggregate Number shall have been made pursuant to this Section 6(a)(v),

                           (A) such warrants, options or rights or the right of conversion or exchange in such Convertible Securities shall expire, and a portion of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration, and/or

                           (B) in the case of adjustments made pursuant to
         Section 6(a)(iv), the consideration per share for which shares of Common Stock are issuable pursuant to such warrants, options or rights per the terms of such Convertible Securities shall be irrevocably increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with such adjustment shall no longer be deemed to have been issued by virtue of such computation. Simultaneously therewith, a recomputation shall be made of the effect of such warrants, options or rights or Convertible Securities on the determination of the Aggregate Number, which shall be made on the basis of

                           (1) treating the number of additional shares of
                 Common Stock, if any, theretofore actually issued pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange as having been issued on the date or dates of such exercise and, in the case of a recomputation of a calculation originally made pursuant to
                 Section 6(a)(iv), for the consideration actually received and receivable therefor, and

                           (2) in the case of a recomputation of a calculation
                 originally made pursuant to Section 6(a)(iv), treating any such warrants, options or rights or any such Convertible Securities which then remain outstanding as having been granted


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                  or issued immediately after the time of such irrevocable
                  increase of the consideration per share for which shares of Common Stock are issuable under such warrants, options or rights or Convertible Securities;

         and, if and to the extent called for by the foregoing provisions of this Section 6(a)(v) on the basis aforesaid, a new adjustment of the Aggregate Number shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

                  (vi) MISCELLANEOUS. The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 6(a):

                           (A) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 6(a).

                           (B) To the extent that any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities (1) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price or (3) are sold to underwriters or dealers for public offering, the net consideration (after giving effect to underwriting discounts) received by the Company shall be deemed to be the consideration received by the Company therefor, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such consideration plus, if applicable, the amount of such cash) at the time of such issuance, determined in the manner set forth in Section 6(d)(ii). In case any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company is the survivor and issues any securities, the amount of consideration therefor shall be deemed to be the fair market value of such additional shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be, determined in the manner set forth in Section 6(d)(ii).

                           The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be equal to (x) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus (y) the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus (z) the consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.


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                 In case of the issuance at any time of any additional shares of
Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                           (C) The adjustments required by the preceding paragraphs of this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 6(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one-tenth of one share to or from the Aggregate Number immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(a) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (D) In computing adjustments under this Section 6(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                           (E) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to Stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (b) CHANGES IN COMMON STOCK. In case at any time the Company shall initiate any transaction or be a party to any transaction with a Person other than an Affiliate (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company's assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous Outstanding Common Stock shall be changed into or exchanged for different securities of the Company or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "TRANSACTION"), then, the Company shall use its commercially reasonable efforts in connection with the consummation of the Transaction, to provide that lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to receive a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property; provided, that, if the Company is unable to secure such new warrant, then the Holder will exercise this Warrant in connection with the consummation of the


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Transaction for, in lieu of the Warrant Shares issuable upon such exercise, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6). The Company will use its commercially reasonable efforts to have each corporation or other entity (other than the Company) which may have agreed to deliver any new warrant, securities or other property as provided herein assume, by written instrument delivered to the Holder, the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, satisfactory to the Holder, which opinion shall state that all of the terms of the new warrant or this Warrant shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request. The Company may cancel this Warrant if, in violation of the terms herein, the Holder does not exercise this Warrant as required pursuant to this Section 6(b).

         (c) OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action of the type contemplated in
Section 6(a) or (b) hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then, unless in the opinion of the Company's board of directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

         (d) NOTICES.

                  (i) NOTICE OF PROPOSED ACTIONS. In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, rights to acquire Convertible Securities or capital stock or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company or (G) to effect any other action which would require an adjustment under this Section 6, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the proposed date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the proposed date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the proposed date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 30 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 30 days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

                 (ii) ADJUSTMENT NOTICE. Whenever the Aggregate Number is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 10 Business Days after the event requiring the adjustment) prepare a certificate signed by the chief financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the Board of Directors in good faith determined, as applicable, the Trigger Price Per Share, the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 6(b) or
(c) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled. The Company shall promptly cause a copy of such certificate to be delivered to the Holder. In the case of any determination of Fair Market Value Per Share, such certificate shall be delivered to the Holder within the time period set forth in the definition of Fair Market Value Per Share and the Holder may object thereto as provided therein. Any other determination of fair market value shall first be determined in good faith by the Board of Directors and be based upon an arm's length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller. In the case of any such determination of fair market value, the Holder may object to the determination in such certificate by giving written notice within 10 Business Days of the receipt of such certificate and, if the Holder and the Company cannot agree to the fair market value within 10 Business Days of the date of the Holder's objection, the fair market value shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the Holder and the Company, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holder unless such determination results in a fair market value more than 110% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Company or results in a fair market value less than 90% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Holder. The Company shall keep at its Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant (in whole or in part) if so designated by the Holder.

SECTION 7. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

SECTION 8. TRANSFERS OF THE WARRANT.

         (a) GENERALLY. Subject to the restrictions set forth in this Section 8 and the Stockholders Agreement, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part to any Person. This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act and except as provided in the Registration Agreement or the Stockholders Agreement, nothing herein contained shall be deemed to require the Company to so register this Warrant and the Warrant Shares. This Warrant and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein and in the Bridge Loan Agreement and to the provisions and conditions contained in the Stockholders Agreement and the Registration Agreement, and every Holder hereof by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company that this Warrant has been acquired and the Warrant Shares will be acquired for the account of the Holder for investment and not with a view to or for sale in connection with any distribution thereof

         (b) COMPLIANCE WITH SECURITIES LAWS. The Holder agrees that this Warrant and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws. In the event that the Holder transfers this Warrant or the Warrant Shares pursuant to an applicable exemption from registration, the Company may request, at its expense, that the Holder deliver an opinion of counsel reasonably acceptable to the Company that the proposed transfer does not violate the Securities Act and applicable state securities laws.

         (c) RESTRICTIVE SECURITIES LEGEND. The certificate representing the Warrant Shares shall bear the restrictive legends set forth below:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, or the securities laws of any State and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable State securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws."

         "The shares represented by this certificate are subject to the terms and conditions, including certain transfer restrictions, of the Stockholders Agreement among the Company and certain of the Company's Stockholders. A copy of such agreement may be obtained at no cost by written request to the Company made by the holder of this certificate."

         (d) JOINDER. The Holder agrees that it will not transfer this Warrant or the Warrant Shares unless the transferee thereof has agreed to become a party to the Stockholder Agreement and the Registration Agreement and subject to all the terms and conditions therein.

SECTION 9. COVENANTS.

         The Company hereby represents, warrants and covenants to the Holder that so long as Holder holds the Warrant or any Warrant Shares:

         (a) LIMITATION ON CERTAIN RESTRICTIONS. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance (other than the Senior Credit Documents, the Bridge Loan Documents and Rollover Investment Agreement) on the ability of the Company and any such Subsidiaries to perform and comply with their respective obligations under this Warrant.

         (b) TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) enter into, or be a party to, any transaction with any of its Affiliates or (ii) in connection with any transaction with any of its Affiliates, amend, modify or change any provision of its articles or certificate of incorporation, bylaws, or the terms of any class or series of its Capital Stock, except in each case pursuant to the reasonable requirements of its business and which are on fair and reasonable terms (and with respect to any transaction or series of transactions in excess of $200,000, that are fully disclosed to the Required Holders) and which are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person who is not an Affiliate. The Company shall not amend the Professional Services Agreement to increase the remuneration, fees or reimbursement of expenses payable thereunder or otherwise in each case in a way that materially adversely affects the interests of the Purchaser or waive any provisions thereof.

SECTION 10. EVENTS OF NON-COMPLIANCE AND REMEDIES.

         (a) EVENTS OF NON-COMPLIANCE. If the Company fails to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained or referenced herein within 30 days from the earlier to occur of (A) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (B) an executive officer of the Company becoming aware of such failure (an "EVENT OF NON-COMPLIANCE"), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

         (b) REMEDIES. On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law, the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein or in the

Bridge Loan Agreement, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

SECTION 11. DEFINITIONS.

         As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings. Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Bridge Loan Agreement.

         "AFFILIATE" means with respect to any Person, any other Person (other than a Wholly Owned Subsidiary) (i) which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (ii) which owns 5% or more of the equity interests of such Person, (iii) 5% or more of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interests) of which is owned by such Person or (iv) who is an executive officer or director of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement and without limitation, each of the Sponsor and its Affiliates shall each be deemed to be an Affiliate of the Company and its Subsidiaries.

         "AGGREGATE NUMBER" has the meaning set forth in the Preamble.

         "BRIDGE LOAN AGREEMENT" means the Bridge Loan Agreement dated as of November 26, 2002 between the Company, the Borrower, the Banc of America Mezzanine Capital LLC and certain other lenders set forth therein, as amended, modified, restated or supplemented from time to time.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banking institutions in Charlotte, North Carolina are authorized or required by law or executive order to be closed.

         "CAPITAL STOCK" means the Company's Common Stock and any other class of common stock created by the Company in the future.

         "CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of the Company.

         "CLOSING PRICE PER SHARE" equals $0.10, subject to proportional adjustments upon the occurrence of an event specified in Section 6(a)(i).

         "COMMENCEMENT DATE" has the meaning set forth in the Preamble.

         "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

         "COMMON STOCK" includes (a) the Common Stock of the Company, par value $0.001 per share, as described in the Certificate of Incorporation, (b) any other class of capital stock hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage or (c) any other capital stock into which such Common Stock is reclassified or reconstituted.

         "COMPANY" has the meaning set forth in the Preamble.

         "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares of stock or other securities (including, but not limited to options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event: provided that Convertible Securities shall not include the Preferred Stock.

         "DISTRIBUTION" has the meaning set forth in Section 6(a)(ii).

         "ELECTION TO PURCHASE" has the meaning set forth in Section 2(a).

         "EVENT OF NON-COMPLIANCE" has the meaning set forth in Section 10(a).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "EXEMPT ISSUANCES" has the meaning set forth in Section 6.

         "EXERCISE AMOUNT" has the meaning set forth in Section 2(a).

         "EXERCISE PRICE" has the meaning set forth in the Preamble.

         "EXPIRATION DATE" has the meaning set forth in the Preamble.

         "FAIR MARKET VALUE PER SHARE" means as of a particular date (a) the fair market value of the Outstanding Common Stock based upon an arm's length sale of the Company on such date (including its ownership interest in all Persons) as an entirety, such sale being between a willing buyer and a willing seller and determined without reference to any discount for minority interest, restrictions on transfer or disparate voting rights among classes of capital stock DIVIDED BY (b) the aggregate number of shares of Outstanding Common Stock, subject to proportional adjustment upon the occurrence of an event specified in
Section 6(a)(i). The Fair Market Value Per Share shall be determined by the disinterested members of the Board of Directors of the Company in good faith within 10 days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to the Holder. Such determination shall be binding on the Holder unless the Holder objects thereto in writing within 10 Business Days of receipt. In the event the Company and the Holder cannot agree on the Fair Market Value Per Share within 10 Business Days of the date of the Holder's objection, the Fair Market Value Per Share shall be determined by a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) mutually selected by the Company and the Holder, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holder unless such determination results in a Fair Market Value Per Share more than 110% of the Fair Market Value Per Share initially determined by the Company in which case such fees and expenses shall be borne by the Company or results in a Fair Market Value Per Share less than 90% of the Fair Market Value Per Share initially determined by the Company in which case such fees and expenses shall be paid by the Holder. Any selection of a disinterested appraiser shall be made in good faith within seven Business Days after the end of the last 10 Business Day period referred to above and any determination of Fair Market Value Per Share by a disinterested appraiser shall be made within 30 days of the date of selection.

         "FULLY DILUTED" means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all outstanding options, warrants and other rights for the purchase or other acquisition of Common Stock as having been exercised and by treating all outstanding Convertible Securities as having been so converted.

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "HOLDER(S)" means Banc of America Mezzanine Capital LLC and any holder or holders of shares of Capital Stock issued to the Holder pursuant to the Bridge Loan Agreement, the Warrants, and all other agreements executed in connection with or contemplated by the Bridge Loan Agreement.

         "OUTSTANDING COMMON STOCK" of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination, (b) the number of shares of Common Stock then issuable upon the exercise of the Warrant (as such number of shares may be adjusted pursuant to the terms hereof) and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities.

         "PERSON" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.

         "PREFERRED STOCK" means the shares of the Class A Preferred Stock, par value $0.01 per share, outstanding as of the date hereof, and the 33,500 shares of the Company's Class B Preferred Stock, par value $0.01 per share, in each case as set forth in the Certificate of Incorporation, as such amounts are adjusted for stock splits, stock dividends, stock combinations and similar transactions.

         "PRINCIPAL OFFICE" means the Company's principal office at the address set forth in Section 16 hereof or such other principal office of the Company in the United States of America, the address of which shall have been set forth in a notice to the Holder.

         "PROFESSIONAL SERVICES AGREEMENT" means the Professional Services Agreement dated as of September 7, 2001 between the Company and GTCR Golder Rauner, L.L.C., as in effect on the date hereof and as amended or supplemented from time to time subject to the limitations herein.

         "QUALIFIED PUBLIC OFFERING" means a registered public offering (initial or otherwise) underwritten by a nationally recognized investment banking firm that generates gross proceeds to the Company of at least $30,000,000.

         "REGISTRATION AGREEMENT" means the Amended and Restated Registration Agreement, dated as of the date hereof, by and among the Company, its stockholders and certain other holders as set forth on the signature pages thereto, as amended from time to time.

         "REGULATORY REQUIREMENT" has the meaning set forth in Section 5(c).

         "REQUIRED HOLDERS" means the holders of at least 51% of the Warrant Securities then outstanding determined on a Fully Diluted basis.

         "REQUIREMENTS OF LAW" means, with respect to a Person, the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "SENIOR LOAN AGREEMENT" means the Credit Agreement, dated November 26, 2002, between the Company, DigitalNet, Inc., as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, and agreements, documents and instruments now or at any time hereafter entered into or delivered by any Loan Party or other Person in connection with, or evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of, the obligations thereunder, in each case as amended, modified and in effect from time to time, all to the extent permitted pursuant to the terms hereof and the terms in the Bridge Loan Agreement.

         "SHARES" means all shares of Capital Stock of the Company held by the Purchaser or which the Holders shall have acquired by or through the Purchaser (including such shares as may represent stock dividends or a stock split or those acquired pursuant to any conversion right or preemptive right of purchase in the Bridge Loan Agreement, the Warrant, the Stockholders Agreement, or any other agreement executed in connection therewith).

         "STOCK COMBINATION" has the meaning set forth in Section 6(a)(i)(C).

         "STOCK DIVIDEND" has the meaning set forth in Section 6(a)(i)(A).

         "STOCK OPTION PLAN" means a stock option plan approved by the Company's Board of Directors providing for the issuance of options or other rights to acquire shares of Common Stock.

         "STOCK SUBDIVISION" has the meaning set forth in Section 6(a)(i)(B).

         "STOCKHOLDERS AGREEMENT" means the Amended and Restated Stockholders Agreement, dated as of the date hereof, by and among the Company, its stockholders and certain other holders as set forth on the signature pages thereto, as amended from time to time.

         "SUBSIDIARY" means, as to a Person, any corporation, partnership or other entity of which more than 50% of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or otherwise controlled by such Person.

         "TRIGGER PRICE PER SHARE" means the value equal to the greater of (i) Fair Market Value Per Share and (ii) the Closing Price Per Share, subject to proportional adjustments upon the occurrence of an event specified in Section 6(a)(i).

         "WARRANT" has the meaning set forth in Section 1(a).

         "WARRANT SECURITIES" means the Warrant and the Warrant Shares, collectively.

         "WARRANT SHARES" means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company's Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's Capital Stock.

SECTION 12. SURVIVAL OF PROVISIONS. Notwithstanding the full exercise by the Holder of its rights to purchase Common Stock hereunder, the provisions of Sections 5(c), 5(d) and 9 through 23 of this Warrant shall survive such exercise until the Expiration Date unless expressly stated herein otherwise.

SECTION 13. DELAYS, OMISSIONS AND INDULGENCES. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder's part of any breach or default under this Warrant, or any waiver on the Holder's part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 14. RIGHTS OF TRANSFEREES. Subject to Section 8 and the Stockholders Agreement, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 15. CAPTIONS. The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 16. NOTICES.

         All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

         (a)     if to the Company:

                 DigitalNet Holdings, Inc.
                 6700A Rockledge Drive, Suite 525
                 Bethesda, MD  20817
                 Attention:  Ken S. Bajaj
                 Telecopy No.:  (301) 530-5023

                 With a copy to:

                 GTCR Fund VII, L.P.
                 GTCR Co-Invest, L.P.
                 c/o GTCR Golder Rauner, LLC
                 6100 Sears Tower
                 Chicago, Illinois  60606-6402
                 Attention: Philip A. Canfield and Craig A. Bondy Telecopy No.: (312) 382-2201

                 and

                 Kirkland & Ellis
                 200 East Randolph Drive

                 Chicago, Illinois  60601
                 Attention:  Stephen L. Ritchie, P.C.
                 Telecopy:  (312) 861-2200

         (b)     if to the Holder:

                 Bane of America Mezzanine Capital LLC
                 600 Montgomery Street
                 CA5-801-21-05
                 San Francisco, CA  94111
                 Attention:  Mr. John W. Felix
                 Telecopy No.:  (415) 913-6019 /25

                 With a copy to:

                 Moore & Van Allen, PLLC
                 100 N. Tryon Street, Suite 4700
                 Charlotte, NC  28202-4003
                 Attention:  Mr. John Chinuntdet
                 Telecopy No.:  (704) 378-1950

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by reputable commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

SECTION 17. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

SECTION 18. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 19. GOVERNING LAW. This Warrant is to be construed and enforced in accordance with and governed by the laws of the State of Delaware and without regard to the principles of conflicts of law of such state.

SECTION 20. ENTIRE AGREEMENT. This Warrant and the Bridge Loan Agreement are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

SECTION 21. AMENDMENTS. Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Required Holders and the Company to such action.

SECTION 22. RULES OF CONSTRUCTION. Unless the context otherwise requires "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

SECTION 23. PREEMPTIVE RIGHTS.

         (a) Except for Exempt Equity Issuances, if the Company authorizes the issuance or sale of any shares of Common Stock, or any securities containing options or rights to acquire any shares of Common Stock, the Company will, at least 20 days prior to the issuance or sale, notify each holder of Warrant Shares in writing of the price of and any material terms relating to the proposed issuance or sale (to the extent then known). "EXEMPT EQUITY ISSUANCES" means issuances of Common Stock or securities containing options or rights to acquire shares of Common Stock (i) upon the conversion or exercise of any securities of the Company (including, without limitation, the Preferred Stock) or options, warrants or other rights to acquire securities of the Company existing as of the date of the issuance of this Warrant or securities that the Holder has had the right and the opportunity and passed on purchasing their Pro Rata Portion pursuant to this Section 23, (ii) the issuance of shares of Common Stock as consideration in connection with the acquisition of all or a controlling interest in another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the Board of Directors,
(iii) pursuant to a bona fide underwritten public offering registered under the Securities Act, (iv) as a dividend on the outstanding Common Stock, (v) to directors, officers, employees, consultants or advisors of the Company or its subsidiaries (other than the Sponsor and its Affiliates) pursuant to plans or arrangements approved by the Board of Directors, (vi) to lenders and other financial sources (other than the Sponsor and its Affiliates) in connection with any borrowings, credit arrangements, equipment financings or similar transactions that are approved by the Board of Directors, or (vii) in connection with corporate partnering and strategic transactions (other than the Sponsor and its Affiliates) involving the Company or its Subsidiaries as approved by the Board of Directors.

         (b) Each holder of Warrant Shares may elect to purchase up to the Pro Rata Portion of the securities to be issued in the issuance or sale at the same price and on the terms identified in the notice. If all Persons entitled to purchase or receive such stock or securities are required generally to also purchase other securities of the Company, then each holder of Warrant Shares shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. "PRO RATA PORTION" means a percentage of the issuance or sale equal to the quotient obtained by dividing (1) the aggregate number of shares of Common Stock (including the number of shares of Common Stock issuable upon the exercise, exchange or conversion of any option, warrant or exchangeable or Convertible Securities) that are held by such Stockholder, by (2) the aggregate number of shares of Common Stock

(including the number of shares of Common Stock issuable upon the exercise, exchange or conversion of any option, warrant or exchangeable or Convertible Securities) then outstanding.

         (c) The election of any holder of Warrant Shares must be made in writing and delivered to the Company within 15 days after receipt by the holders of Warrant Shares of the notice from the Company provided under this Section 23. If after notifying such holders of Warrant Shares, the Company elects not to proceed with the issuance or sale, any elections made by the holders of Warrant Shares shall be deemed rescinded.

         (d) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Warrant Shares have not elected to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of Warrant Shares. Any stock or securities offered or sold by the Company after such 120-day period must be re-offered to the holders of Warrant Shares pursuant to the terms of this SECTION 23.

         (e) This SECTION 23 shall terminate upon the consummation of a Qualified Public Offering.

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto as of the date below written.

DATED:  November 26, 2002               COMPANY:


                                        DIGITALNET HOLDINGS, INC.


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


                                        HOLDER:

                                        BANC OF AMERICA MEZZANINE
                                        CAPITAL LLC


                                        By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                              ELECTION TO EXERCISE

To:
         ---------------------------
         ---------------------------
         ---------------------------
         ---------------------------


         1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to _______ shares of Common Stock (the "EXERCISE AMOUNT"). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

         2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

                        _____     Exercise for Cash

                        _____     Cashless Exercise


         3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

                                       ----------------------------------
                                       (Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

                                      -------------------------------------
                                      (Address of Record Holder/Transferee)

         4. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

         5. If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

                                        -----------------------------------
                                         (Name of Record Holder/Transferee)

and deliver such warrant to the following address:

                                      -------------------------------------
                                      (Address of Record Holder/Transferee)



                                      -------------------------------------
                                                   (Signature)

-------------------------------------
(Date)


                                       2